UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2020

South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-38895	75-2453320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 City Bank Parkway Lubbock, Texas	79407
(Address of principal executive offices)	(Zip Code)

(806) 792-7101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SPFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

South Plains Financial, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders on May 19, 2020 (the “Annual Meeting”).  There were 18,056,014 shares of the Company’s common stock outstanding on the record date and entitled to vote at the Annual Meeting and 16,505,297 shares were represented in person or by proxy, which constituted a quorum to conduct business at the Annual Meeting.  The shareholders of the Company voted on and approved the following proposals, which are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Shareholders filed by the Company with the Securities and Exchange Commission on April 2, 2020:

(1)
To elect two (2) Class I directors to serve on the Company’s board of directors until the Company’s 2023 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal.  Final voting results were as follows:

Name of Class I Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard D. Campbell	10,547,143	1,782,006	16,800	4,159,348
Cynthia B. Keith	10,938,866	1,387,383	19,700	4,159,348

(2)	To ratify the appointment of Weaver and Tidwell, L.L.P. as the independent registered public accounting firm of the Company for the year ending December 31, 2020. Final voting results were as follows:

Votes For	Votes Against	Abstentions
16,488,047	50	17,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH PLAINS FINANCIAL, INC.

Dated: May 21, 2020	By:	/s/ Curtis C. Griffith
Curtis C. Griffith
Chairman and Chief Executive Officer